Exhibit 10.61

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is effective as of April 18, 2024 (the “Closing Date”) by and between SPAR Marketing Force, Inc., a Nevada corporation (“Buyer”) and Richard Justus (“Seller”).

WHEREAS, Seller owns (i) forty-nine percent (49%) of the common stock in Resource Plus of North Florida, Inc., a Florida corporation (“RP”), (ii) forty-nine percent (49%) of the common stock in Mobex of North Florida, Inc., a Florida corporation (“Mobex”), and (iii) forty-nine percent (49%) of the membership interests in Leasex, LLC, a Florida limited liability company (“Leasex” and collectively, with RP and Mobex, the “Acquired Companies” and each individually, an “Acquired Company”); and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, (i) all of the common stock of RP owned by Seller, being 49 shares, (ii) all of the common stock of Mobex owned by Seller, being 980 shares, and (iii) all of the membership interests of Leasex owned by Seller, being 49% of the membership interests (collectively, the “Acquired Securities”) as set forth below.

NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the premises and mutual promises herein contained, agree as follows:

1.	Purchase Price. Buyer shall pay Seller an aggregate purchase price of Three Million and No/100 Dollars ($3,000,000.00) for the Acquired Securities, which shall be paid as follows:

a.

Within five (5) business days of the Closing Date, the Buyer will remit Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in readily available funds via wire transfer pursuant to the wire instructions provided prior to the date hereof.

b.	The remaining Two Million Seven Hundred Fifty Thousand and No/100 Dollars ($2,750,000.00) shall be paid pursuant to the terms of the Secured Promissory Note attached hereto as EXHIBIT A (the “Note”).

2.	Termination of Shareholders Agreements and Operating Agreement.

a.

The parties agree that the Shareholders Agreement of RP dated January 1, 2018 (the “RP Shareholders’ Agreement”) shall hereby be terminated and of no further force and effect as it applies to Seller, provided, however, that Section 5.04 (Confidentiality) shall continue to apply to Seller for a period of three (3) years after the Closing Date.

b.

The parties agree that the Shareholders Agreement of Mobex dated January 1, 2018 (“Mobex Shareholders’ Agreement”) shall hereby be terminated and of no further force and effect as it applies to Seller, provided, however, that Section 5.04 (Confidentiality) shall continue to apply to Seller for a period of three (3) years after the Closing Date.

c.

The parties agree that the Operating Agreement of Leasex dated January 1, 2017, as amended (the “Operating Agreement”), shall hereby be terminated and of no further force and effect as it applies to Seller.

3.	Closing Deliveries. At closing:

a.	Seller will deliver to Buyer:

(i)	A Stock Power in the form attached as Exhibit B for the Acquired Securities in RP and Mobex;

(ii)	A settlement statement; and

(iii)	Such other documents as may be required by this Agreement or reasonably must be requested by Buyer and that are not inconsistent with the provisions of this Agreement.

b.	Buyer will deliver to Seller:

(i)	The Note;

(ii)	A Securities Pledge and Escrow Agreement in the form attached as

Exhibit C;

(iii)	A Guaranty in the form attached as Exhibit D;

(iv)	A settlement statement; and

(v)	Such other documents as may be required by this Agreement or reasonably must be requested by Buyer and that are not inconsistent with the provisions of this Agreement.

4.	Seller’s Representations and Warranties. Seller represents and warrants to Buyer that:

a.

Seller has full power and authority to enter into this Agreement and any agreements and instruments contemplated herein (collectively, the “Transaction Documents”), to carry out the obligations hereunder and thereunder and to consummate the transactions hereby and thereby. Seller has duly authorized the execution, delivery and performance of the Transaction Documents.

b.

Seller is the record and beneficial owner and holder of the Acquired Securities, and the Acquired Securities are free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership except for the restrictions in the RP Shareholders’ Agreement, the Mobex Shareholders’ Agreement and the Operating Agreement. All of the Acquired Securities have been duly authorized and validly issued in compliance with all legal requirements and are fully paid and non-assessable and owned by Seller free and clear of any encumbrances.

c.

In connection with the Transaction Documents and any other certificate or statement made to Buyer by or on behalf Seller in connection with the transactions contemplated hereby, Seller has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

d.

The execution, delivery, and performance by Seller of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation or breach of any provision of any Law applicable to Seller.

e.

To Seller’s Knowledge, the Acquired Companies have no material liabilities of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities reflected or reserved against on the most recent calendar month balance sheet of the Acquired Companies (“Balance Sheet”) provided to the Buyer. Since the date of the last Balance Sheet, the Acquired Companies have conducted their business in the ordinary course of business. Except for the 2023 federal income taxes and related tax returns for the Acquired Companies, which the Acquired Companies have been granted an extension of time to file by the IRS, the Acquired Companies have withheld and paid all applicable taxes and filed all applicable tax returns. “Seller’s Knowledge” shall mean Seller’s actual knowledge after due inquiry.

5.	Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that:

a.

Buyer has full power and authority to enter into the Transaction Documents, to carry out the obligations hereunder and thereunder and to consummate the transactions hereby and thereby. Buyer has duly authorized the execution, delivery, and performance of the Transaction Documents.

b.

In connection with the Transaction Documents and any other certificate or statement made to Seller by or on behalf of Buyer in connection with the transactions contemplated hereby, Buyer has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

c.

The execution, delivery, and performance by Buyer of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (1) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of the Acquired Companies, and (2) conflict with or result in a violation or breach of any provision of any Law applicable to Buyer or the Acquired Companies.

d.

Buyer is not now insolvent, and Buyer will not be rendered insolvent immediately following the Closing after giving effect to all of the transactions contemplated by this Agreement. As used in this Section 5.d, “Insolvent” means that the sum of the debts and other liabilities of a Person exceed the present fair saleable value of such Person’s assets.

6.

Resignation of Seller. Seller hereby resigns from all positions he holds with the Acquired Companies and/or their affiliates, whether as an officer, director or otherwise, and Seller is not entitled to any payments, benefits, severance or other compensation under any Employment Agreement or other similar agreement with the Acquired Companies.

7.

Mutual Release. In consideration of Buyer's purchase of the Acquired Securities, and notwithstanding anything to the contrary in this Agreement, both parties, on behalf of themselves and their agents, representatives, successors and assigns, hereby unconditionally and irrevocably release and forever discharge the other party , and each of its past and present stockholders, affiliates, directors, officers, employees, attorneys, agents, servants, representatives, successors and assigns of and from any and all past and present claims, demands, obligations, suits, damages, liabilities, actions, or causes of action, at law or in equity, known or unknown, whether arising by statute, law or otherwise, of any kind or nature whatsoever, that in any manner relate to any matter of any nature whatsoever related to the Acquired Companies and the business conducted by Acquired Companies and their subsidiaries and affiliates, including with respect to Seller, any sums due under any employment agreement or similar arrangement with any Acquired Company. However, such released claims do not include any of party's rights, powers, interests and claims arising under this Agreement.

8.

Seller is Sophisticated Investor. Seller acknowledges and agrees that: (a) he is a sophisticated, experienced investor and, as such, he has made his own due diligence analysis, investment and credit analysis and decision to sell the Acquired Securities to Buyer, and that he is responsible for making his own evaluation of any information about the Acquired Companies that he may have received either directly or indirectly from the Acquired Companies and/or Buyer; (b) the Acquired Companies and/or Buyer and /or any employee, officer, director, or other representative of Buyer have and will continue to develop or obtain material otherwise important non-public information ("Non-Public Information"), such Non-Public Information has not been given or made available to Seller, and Seller is selling the Acquired Securities irrespective of the existence of, without regard to, and without receiving any Non-Public Information, whether or not material; and (c) neither Buyer nor any employee, officer, or director of Buyer (x) has made or given or makes or gives any representation, warranty or undertaking of any kind, express or implied, as to, or accepts or assumes any responsibility or liability of any kind for, (i) the delivery, accuracy, reliability, adequacy, completeness or reasonableness of any information about the Acquired Companies (including Non-Public Information) whether or not known to Seller, or (ii) any interpretations or assumptions by Seller based upon any information about the Acquired Companies, or (y) shall be under any obligation whatsoever to advise Seller or any other person respecting the existence of or any change in any information about the Acquired Companies (including Non-Public Information), whether additional or otherwise, to provide any access thereto, or to review, make public, update or correct any inaccuracy in any information about the Acquired Companies.

9.

Buyer is Sophisticated Investor. Buyer acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, Buyer is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby. Buyer acknowledges that, except as expressly set forth in this Agreement, it is consummating the transactions without any representation, warranty or assurance, express or implied, at law or in equity, by Seller or any of the Seller's respective advisors. With respect to any projection or forecast delivered by or on behalf of Seller to Buyer, Buyer acknowledges that (x) there are uncertainties inherent in attempting to make such projections and forecasts, (y) the accuracy and correctness of such projections and forecasts may be affected by information which may become available through discovery or otherwise after the date of such projections and forecasts and (z) it is familiar with each of the foregoing. Notwithstanding the foregoing, nothing contained in this Section 9 will be construed to limit claims based on fraud or intentional misstatements.

10.	Miscellaneous.

a.

Amendment and Modification. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition or a continuing waiver after demand for strict compliance.

b.

Counterparts. This Agreement or any amendment or waiver hereto may be executed in any number of counterparts, which may be delivered physically or electronically, all such counterparts shall be deemed to constitute one and the same instrument, and each of the executed counterparts shall be deemed an original hereof.

c.

Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior agreements and understandings of the parties with respect to such subject matter are her by superseded. However, this Agreement shall not be subject to or modify or affect any of the Other Agreements.

d.	Fees and Expenses. Each party shall bear its own fees and expenses in connection with this Agreement.

e.

Limitations of Liability. Notwithstanding any other provision of this Agreement or any agreement executed in connection herewith to the contrary, in no event will any party or any of its affiliates be liable for any special, incidental, indirect, exemplary, punitive or consequential damages or lost profits in connection with any claim, loss, damage or injury arising out of the conduct of such party pursuant to this Agreement, regardless of whether the nonperforming party was advised of the possibility of such damages.

f.

Further Assurances. Each of the parties to this Agreement in good faith will use his or its reasonable best efforts to, and shall with reasonable diligence, take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, executing and delivering or otherwise providing such further endorsements, documents, instruments or information required by any party as reasonably necessary or desirable to effect the purpose and intent of this Agreement and to carry out its provisions.

g.

Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest, and their respective permitted assigns. No party to this Agreement may assign or transfer any right or obligation under this Agreement without the prior written consent of the other party to this Agreement; provided that this Agreement is subject to an automatic collateral assignment to Buyer’s lender under its existing security interests.

h.

Governing Law; Venue. This Agreement and the rights of the parties hereunder shall be interpreted and enforced in accordance with and governed by the laws of the State of New York, other than its laws respecting the choice of law. The parties each hereby submit to jurisdiction in Florida for the enforcement of this Agreement and hereby waive any and all personal rights under the laws of Florida to object to jurisdiction within the state for purposes of litigation to enforce this Agreement. The parties consent to exclusive jurisdiction and venue in the courts having jurisdiction over Duval County, Florida in connection with any action, suit, or other proceeding arising from, relating to, or in any way connected with this Agreement. Each party agrees that it will not assert in any such action, suit, or proceeding that it is not personally subject to the jurisdiction of such court, that the action, suit, or proceeding is brought in an inconvenient forum, and/or that the venue of the action, suit, or proceeding is improper.

i.

Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

j.

Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time an in such manner as Buyer determines.

SIGNATURES ON THE FOLLOWING PAGE

The parties have duly signed this Agreement as of the date set forth above:

Seller

By:           Richard Justus

Spar Marketing Force, Inc.

By:                    Mike Matacunas

Its:         President

The parties have duly signed this Agreement as of the date set forth above:

Seller

By:           Richard Justus

Spar Marketing Force, Inc.

By:                    Michael Matacunas

Its:         President